EXHIBIT 10.2

AMENDED ACQUISITION AGREEMENT

THIS AMENDED ACQUISITON AGREEMENT (the “Agreement”) is made and entered into as of the 17th day of March  2022 (the “Issuance Date”), between and among Integrated Holding Solutions, Inc. (“Buyer”) , a Nevada corporation and wholly owned subsidiary of Integrated Cannabis Solutions, Inc. (“ICS”), a Nevada Corporation and Securities and Exchange Commission Reporting Company, ICS, and GCTR Management, LLC, a California Limited Liability Company, located at 8671 Elder Creek Road, Suite 700, Sacramento, California 95828 (“GCTR” or “Seller”), and Thomas Roland (“Roland”), the sole member and manager of GCTR (“Roland”).

WHEREAS, on January 26, 2022, the Buyer and the Seller completed an agreement providing for the Buyer’s purchase of 100% of the Buyer, which agreement herein is amended to provide for, among other things, only 49.9% purchase of the Seller by the Buyer.

WHEREAS, Roland owns all the outstanding Membership Interests of GCTR (the “Membership Interests”).

WHEREAS, the Seller is in the business of managing cannabis companies and presently has 2 clients it services in the cannabis sector pursuant to management agreements. Further, the Seller has in excess of $5,000,000 in hard assets and monthly average revenue of $300,000 as shall be required to be verified in a PCAOB audit of the Seller.

WHEREAS, the Seller’s business is complementary to Buyer’s business and Buyer and Seller and Roland believe it is in the best interests of the Parties for the Buyer to acquire the Seller and otherwise consummate the transactions provided for herein whereby the Buyer purchases all of the Seller’s Membership Interests.

WHEREAS, ICS shall pay consideration to the Seller of 598,800 of our Preferred B Shares for the Buyer’s purchase of 49.9% of Seller (the “First Closing”) with the Buyer’s option to purchase the remaining 50.1% of the Seller within 6 months of the date of this Agreement via our payment of an additional 601,200 Preferred B Shares (the “Second Closing”).

WHEREAS, upon the First Closing, the Buyer will become the owner of 49.9% of the Seller, and upon the Second Closing, the Buyer will become the 100% owner of the Seller.

WHEREAS, pursuant to the terms contained herein, ICS shall have redemption rights to purchase back the Preferred B Share Consideration referenced in 2.1 below being issued by ICS to the Seller within 6 months of the Issuance Date.

WHEREAS, the Closing Date for the 49.9% of the Acquisition will occur on or before March 17, 2022. The Closing of the remaining 50.1% will take place on or before September 15, 2022 (the “Closing(s)”).

WHEREAS, upon the Closing of the remaining 50.1% acquisition of the Seller by the Buyer: (a) the Seller shall become the Buyer’s wholly-owned subsidiary; (b) the operations of the Seller shall become the operations of the Buyer.

NOW, THEREFORE, the above WHEREAS clauses are incorporated herein as terms to this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements described in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Seller hereby further agree as follows:

1. SALE OF BUYER’S MEMBERSHIP INTERESTS

1.1 The Buyer agrees to purchase from Roland 49.9% of the Membership Interests and Roland agrees to thereby issue 598,800 Membership Units (the “Membership Units”) to the Buyer.

1.2 Buyer shall have the option to purchase the remaining 50.1% of the Membership Interests (601,200 Membership Interests) within 6 months of the date of this Agreement.

2. CONSIDERATION OF SELLER.

2.1 In return for Roland’s consideration to the Buyer of the Membership Units, ICS shall issue to the Seller 598,800 Preferred B Shares of ICS at $10.00 per share for aggregate consideration of $5,988,000 (the “Preferred B Share Consideration”).

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2.2 Post-Closing, for a period of 12 months following the Closing Date(s), should GCTR’s average revenue over a 12 month period post-closing exceed the monthly revenue denoted below, the Buyer shall pay the Seller, the cash consideration denoted below.

Monthly Revenue	**Additional payment*
$1,250,000	$3,750,000
$1,750,000	$10,050,000
$2,000,000	$13,200,000

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*based on 30% of the monthly revenue, times 12 months, times a multiple of 3.5.

**These payments assume 100% of GCTR has been purchased, if only 49.9% is owned the additional payment amount will be cut 50.1%.

2.3 Buyer agrees to bear all expenses incurred by this transaction, but not limited to legal, accounting and filing fees.

3. REDEMPTION RIGHTS

3.1 ICS will have redemption rights to purchase back the Preferred B Share Consideration within 6 months of ICS’ issuance of said shares to the Seller at $10.00 per Preferred Share (“Redemption Rights”). ICS has the right to extend the Redemption Rights for an additional 6-month period.

4. MANAGEMENT OF GCTR

4.1 Roland shall remain as the Managing Member of GCTR and shall manage its operations.

4.2 Prior to completion of the Second Closing, the Buyer and Roland shall complete an Employment Agreement providing for Roland’s responsibilities as Manager.

5. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller hereby represents and warrants to Buyer that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date (as hereafter defined).

5.1 Authority; Capacity. The Seller has full power, authority and capacity to execute and deliver, and to perform his duties and obligations under this Agreement. This Agreement is the legal, valid and binding obligation of the Seller and is enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

5.2 Financial Statements. The Seller hereby warrants that the audited financial statements of GCTR as of December 31, 2021 will be provided by GCTR’S auditor to the Buyer prior to closing and will truthfully and accurately represent GCTR’s financial condition as of December 31, 2021.

5.3 No Conflicts; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Seller or any of his assets are subject; (ii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Seller is a party or bound or to which any of his assets are subject; (iii) that could result in the creation or imposition of any lien, security interest or encumbrance in, to or on the Membership Units or any asset of the Seller; or (iv) require the Seller to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement

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5.4 Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Seller relating to, resulting from or affecting the Membership Units or that would materially impair the ability of the Seller to perform his duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

5.5 Title. Roland is the lawful owner of, and has good and marketable title to the Membership Units, free and clear of any and all liens, restrictions, claims, charges, security interests and encumbrances (contractual or otherwise) of any kind, nature or type whatsoever.

5.6 Taxes. GCTR has duly and timely filed all tax returns and reports required to be filed prior to the date of this Agreement and timely paid all taxes that have been incurred or are due and payable pursuant to such Returns or pursuant to any assessment with respect to taxes in such jurisdictions, whether or not in connection with such Returns. No deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of tax has been proposed, asserted or assessed by any taxing authority against GCTR. There are no actions, suits, taxing authority proceedings, or audits now in progress, pending or threatened against GCTR.

5.7 The Purchased Membership Units. The Membership Units being purchased by the Buyer under this Agreement shall represent 100% of the issued and outstanding Membership Units of GCTR, respectively, as provided for under the terms of this Agreement.

5.8 No Pending Transactions. Except for this Agreement, GCTR is not a party to or bound by any agreement, undertaking or commitment to sell, lease, assign, transfer or exchange any of the Membership Units to any other entity or person.

5.9 Full Disclosure. No representation or warranty of the Seller in this Agreement or any agreement, document or scheduled executed or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact which makes any such representation or warranty misleading.

6. REPRESENTATIONS AND WARRANTIES OF BUYER. The Buyer hereby represents and warrants to the Seller that the following statements are true and correct as of the date of this Agreement and will be true and correct as of the Closing Date.

6.1 Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Nevada, and is duly registered or qualified to do business, and are in good standing, in each jurisdiction in which the nature of its business or properties requires such registration or qualification, except where the failure to so register or qualify would have a material adverse effect.

6.2 Authority; Capacity. The Buyer has full power and authority to execute and deliver, and to perform its duties and obligations under, this Agreement. The execution and delivery of, the performance of its obligations under, and the consummation of the transactions contemplated by, this Agreement and any agreement, document, instrument or certificate executed or to be executed in connection with this Agreement, have been duly authorized by all necessary action on the part of the Buyer. This Agreement is the legal, valid and binding obligation of the Buyer and is enforceable against the Buyer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or other similar laws affecting the enforcement of creditors’ rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of the court before which any proceeding may be brought.

6.3 No Conflicts; Consents. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not: (i) violate or conflict with any provision of the organizational documents, as amended, of the Buyer; (ii) violate or conflict with any constitution, statute, regulation, rule, injunction, judgment, order, permit, decree, ruling, charge, or other restriction of any government, governmental agency, court or arbitrator to which the Buyer or any of its assets are subject; (iii) conflict with, result in a breach of, constitute a default under (or with notice or the lapse of time or both could result in a breach of or constitute a default), result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice or consent under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or bound or to which any of its assets are subject; (iv) result in or require the creation or imposition of any lien, security interest or encumbrance in, to or on any of the properties of the Buyer; or (v) require the Buyer to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency, creditor or other third party in order to consummate the transactions contemplated by this Agreement.

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6.4 Litigation. There are no claims, demands, filings, hearings, notices of violation, proceedings, notices or demand letters, investigations, administrative proceedings, civil, criminal or other actions, litigation, suits, mediations, arbitrations or other legal proceedings pending or threatened against the Buyer that would materially impair the ability of the Buyer to perform its duties or obligations under, or to consummate the transactions contemplated by, this Agreement.

6.5 Full Disclosure. No representation or warranty of the Buyer in this Agreement or any agreement, document or scheduled executed or delivered in connection with this Agreement contains any untrue statement of a material fact or omits to state any material fact which makes any such representation or warranty misleading.

6.6 Deliveries by Roland. At Closing, the Seller or Roland shall execute and deliver: (i) any certificate or book entry or other documents to transfer the Membership Units to the Buyer as necessary to transfer title to the Membership Units to the Buyer.

7. TERMINATION.

7.1. This Agreement may be terminated upon providing written notice to the other parties at or prior to Closing the written consent of the Buyer and the Seller, which termination shall be effective as of the date described in such consent.

7.2 Misrepresentation or Breach. By the Buyer or the Seller if: (i) any representation or warranty of the other party in this Agreement shall be false, misleading or incorrect in any material respect; or (ii) the other party shall fail to perform any of its duties, obligations or covenants described in this Agreement by or within the required period, which failure to perform is not cured within ten (10) days after the non-defaulting party notifies the defaulting party in writing of such failure to perform.

7.3 Effects of Termination. In the event this Agreement is terminated, the Seller and the Buyer shall have no further rights, duties, obligations or responsibilities described in this Agreement, except for: (i) the respective indemnification rights and obligations of the Seller and the Buyer.

8. INDEMNIFICATION. The Buyer, Seller, and Roland hereby mutually covenant and agree to indemnify one another, save, defend, hold harmless, discharge, and release their respective affiliates and their respective stockholders, members, partners, directors, managers, officers, employees, agents, representatives, successors and assigns from and against any and all payments, charges, judgments, assessments, liabilities, obligations, claims, demands, actions, losses, damages, penalties, interest or fines, and any and all costs and expenses paid or incurred, including attorney fees, costs, fees of experts and any legal or other expenses reasonably incurred in connection therewith (collectively, the “Liabilities”), arising from, based upon, related to or associated with this Agreement.

9. SURVIVAL OF REPRESENTATIONS AND COVENANTS. The Parties hereby agree and covenant that all of the representations, warranties and covenants in this Agreement shall survive the Closing or termination of this Agreement for a period of five (5) years.

10. ENTIRE AGREEMENT. This Agreement and the exhibits attached to this Agreement constitute the entire agreement and understanding between the Buyer and the Seller and supersede any and all prior understandings, agreements or representations between the Buyer and the Seller, whether written or oral, related in any way to the subject matter of this Agreement.

11. BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, the Buyer, the Seller and their respective heirs, legal representatives’ successors and permitted assigns.

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12. ASSIGNMENT. Neither the Seller or Roland may assign any of his rights, or delegate any of his duties or obligations, under this Agreement without the prior written consent of the Buyer, which consent may be withheld, conditioned or delayed at the Buyer’s sole discretion.

13. MULTIPLE COUNTERPARTS. This Agreement may be executed, by facsimile or otherwise, in one or more counterparts, each of which shall be deemed an original but all of which together will constitute the same instrument.

14. HEADINGS. The headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

15. NOTICES. Any notices or communications required or permitted to be given by this Agreement must be (i) given in writing, and (ii) be personally delivered or mailed by prepaid mail or overnight courier, or by facsimile transmission delivered or transmitted to the party to whom such notice or communication is directed, to the address of such party as follows:

To Seller:

GCTR Management, LLC

8671 Elder Creek Road

Suite 700

Sacramento, California 95828

To Buyer:

Integrated Cannabis Solutions, Inc.

Matthew Dwyer

6810 N State Road 7

Coconut Creek, FL 33073

Any such notice or communication shall be deemed to have been given on (i) the day such notice or communication is personally delivered, (ii) three (3) days after such notice or communication is mailed by prepaid certified or registered mail, (iii) one (1) working day after such notice or communication sent by overnight courier, or (iv) on the day such notice or communication is faxed and the sender has received a confirmation of such fax. Any party may, for purposes of this Agreement, change its address, fax number, or the person to whom a notice or other communication is marked to the attention of, by giving notice of such change to the other parties.

17. AMENDMENTS. This Agreement may be amended at any time by a written instrument signed by the Buyer and the Seller.

18. SEVERABILITY. If any provision contained in this Agreement shall for any reason be held to be invalid, illegal, void or unenforceable in any respect, such provision shall be deemed modified so as to constitute a provision conforming as nearly as possible to the invalid, illegal, void or unenforceable provision while still remaining valid and enforceable and the remaining terms or provisions contained in this Agreement shall not be affected thereby.

19. PREVAILING PARTY. In the event that either party brings any suit, action or proceeding against the other party for any reason arising from or related to this Agreement, then the prevailing party shall be entitled to recover from the other party any and all costs and expenses, including reasonable attorney fees, arising from or related to the suit, action or proceeding.

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20. FURTHER ACTIONS. From and after the execution of this Agreement, the Buyer and the Seller agree to, upon the request of the other party, execute and deliver to the other party any further documents, certificates or instruments, and to perform any further acts as may be required or reasonably requested to complete or evidence the transaction contemplated by this Agreement.

21. CONSTRUCTION. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted by the Buyer and the Seller, and no presumption or burden of proof shall arise favoring or disfavoring either party by virtue of the authorship of any of the provisions of this Agreement.

22. GOVERNING LAW; VENUE; JURISDICTION. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida. The Buyer and the Seller further agree that any dispute arising out of this Agreement shall be decided by either the state or federal courts in Fort Lauderdale, Florida. The Buyer and the Seller shall each submit to the jurisdiction of those courts and agree that service of process by certified mail, return receipt requested, shall be sufficient to confer said courts with in personal jurisdiction.

23.1 AUDIT OF SELLER. The Seller shall assist in the audit by a PCAOB registered auditor of the Seller, including cooperating with such auditor and providing all necessary information and documents as requested by the auditor, which audit shall be completed by September 15, 2022.

23.2 PAYMENT FOR AUDIT OF SELLER. The Buyer shall pay for the audit of Seller unless the audit is terminated for Seller’s non-compliance with this Agreement or the auditor requirements, in which case, Seller shall be responsible for all audit costs and shall reimburse the Buyer accordingly.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

Integrated Holding Solutions, Inc

By:
Matthew Dwyer, Chief Executive Officer

Integrated Cannabis Solutions, Inc.

By:
Matthew Dwyer, Chief Executive Officer

GCTR Management, LLC

By:
Thomas Roland, Manager

Thomas Roland

Thomas Roland

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